Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz
                                                                 Document Number
                                                                  20070230268-50
                                                           Filing Date and Time:
                                                             04/03/2007 10:20 AM
                                                                        Entity #
                                                                   E0232162007-9

                                                          Filed in the office of
                                                                 /s/ Ross Miller
                                                                     Ross Miller
                                                              Secretary of State

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:         Descanso Agency, Inc.

2. Resident Agent Name &
   Street Address:              Sage International, Inc.
                                1135 Terminal Way, Suite 209
                                Reno, NEVADA 89502

3. Shares:                      Number of Shares with par value: 50,000,000
                                Par value: .001
                                Number of shares without par value: 0

4. Name & Address of Board
   Of Directors/Trustees:       Renee Seymour
                                1135 Terminal Way, Suite 209
                                Reno, NV 89502

5. Purpose:                     The purpose of this Corporation shall be:

6. Name, Address & Signature
   Of Incorporator:             Renee Seymour                 /s/ Renee Seymour
                                1135 Terminal Way, Suite 209
                                Reno, NV  89502

7. Certificate of Acceptance
   Of Appointment of Resident
   Agent: I hereby accept appointment as Resident Agent for the above named corporation.

                                /s/ Renee Seymour                      4/02/07
                                Authorized Signature of R.A.             Date

                            ARTICLES OF INCORPORATION
                                       OF
                              Descanso Agency, Inc.
                              a Nevada Corporation


     FIRST: The name of the corporation is:

                              Descanso Agency, Inc.

     SECOND: The resident agent for this corporation shall be:

                            SAGE INTERNATIONAL, INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada, 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as with the State of Nevada.

     THIRD: The objects for which this corporation is formed are as follows: to engage in any lawful activity.

     FOURTH: That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with ..001 PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

             NAME                   ADDRESS
             ----                   -------
         Renee Seymour     1135 Terminal Way, Suite 209
                           Reno, Nevada 89502

     SIXTH: After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

     SEVENTH: The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

             NAME                   ADDRESS
             ----                   -------
         Renee Seymour     1135 Terminal Way, Suite 209
                           Reno, Nevada 89502

     EIGHTH: The corporation is to have a perpetual existence.

     NINTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

     TENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     ELEVENTH: This corporation reserves the right to amend, alter, change or repeal and provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the Stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand April 2, 2007.


/s/ Renee Seymour
---------------------------
RENEE SEYMOUR, Incorporator

                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT

SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of Descanso Agency, Inc. in accordance with NRS 78.090. RA# 47977

SAGE INTERNATIONAL, INC.


By: /s/ Renee Seymour
   -----------------------------
   RENEE SEYMOUR, Manager                              Date: April 2, 2007

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